UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025

Precision BioSciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38841	20-4206017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St. Suite A-100
Durham, North Carolina		27701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 919 314-5512

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	DTIL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2025, the Board of Directors (the “Board”) of Precision BioSciences, Inc. (the “Company”) completed a process of reclassifying the membership of the Board’s three director classes into three classes of equal size following the previously announced resignation of Sam Wadsworth, Ph.D. from the Board. In connection with this process, the Board determined that Michael Amoroso should be reclassified from his position as a Class I director to a Class II director and Melinda Brown should be reclassified from her position as a Class III director to a Class I director.

Accordingly, on March 4, 2025, Michael Amoroso relinquished his position as a Class I director and Melinda Brown relinquished her position as a Class III director, subject to and conditioned upon their immediate reappointment as Class II and Class I directors, respectively. The Board accepted Mr. Amoroso’s relinquishment of his position as a Class I director and immediately reappointed him as a Class II director and accepted Ms. Brown’s relinquishment of her position as a Class III director and immediately reappointed her as a Class I director. These relinquishments and reappointments were not the result of any disagreements with the Company on any matters related to the Company’s operations, policies or practices and were effected to reclassify Mr. Amoroso as a Class II director and Ms. Brown as a Class I director. For all other purposes, including committee service and compensation, Mr. Amoroso’s and Ms. Brown’s service on the Board and, with respect to Ms. Brown, her service on the Audit Committee of the Board are deemed to have continued uninterrupted.

Following the completion of the Board reclassification, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board approved, in accordance with the Company’s Amended and Restated Certificate of Incorporation, a decrease in the size of the Board from seven directors to six directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date:	March 7, 2025	By:	/s/ Dario Scimeca
Dario Scimeca General Counsel